UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 8, 2010

PEOPLES EDUCATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
000-50916 (Commission File Number)	41-1368898 (I.R.S. Employer Identification No.)
299 Market Street Saddle Brook, NJ (Address of Principal Executive Offices)	07663 (Zip Code)
Registrant’s telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

As disclosed in a Current Report on Form 8-K filed by Peoples Educational Holdings, Inc. (the “Company”) on November 1, 2010, on October 27, 2010 the Company received a letter (“Notice”) from The Nasdaq Stock Market (“Nasdaq”) stating that, because the bid price for its Common Stock had been below $1.00 per share, a deficiency existed with regard to Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).  Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days, or until April 25, 2011, to regain compliance with the Minimum Bid Price Requirement.

On December 8, 2010, the Company received a letter from Nasdaq stating that the closing bid price of the Common Stock has been at $1.00 per share or greater for 15 consecutive business days, from November 16, 2010 to December 7, 2010, and accordingly the Company has regained compliance with the Minimum Bid Price Requirement and this matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES EDUCATIONAL HOLDINGS, INC.
(Registrant)

By: /s/ Brian T. Beckwith Name: Brian T. Beckwith Title: President and Chief Executive Officer

Date:  December 10, 2010